Exhibit 10.1

EXECUTION COPY

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO CREDIT AGREEMENT dated as of March 16, 2009 (the “Amendment”) is entered into among Georgia Gulf Corporation, a Delaware corporation (“GGC”), Royal Group, Inc. (formerly known as Royal Group Technologies Limited), a Canadian federal corporation (the “Canadian Borrower”; together with GGC, the “Borrowers”), the Guarantors, the Lenders party hereto, Bank of America, National Association, as Domestic Administrative Agent and Bank of America, National Association acting through its Canada branch, as Canadian Administrative Agent.  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrowers, the Guarantors, the Lenders, Bank of America, National Association, as Domestic Administrative Agent, Domestic Collateral Agent and Domestic L/C Issuer, Bank of America, National Association acting through its Canada branch, as Canadian Administrative Agent, Canadian Collateral Agent and Canadian L/C Issuer and The Bank of Nova Scotia, as Canadian Swing Line Lender entered into that certain Credit Agreement dated as of October 3, 2006 (as amended from time to time, the “Credit Agreement”); and

WHEREAS, GGC has requested that the Lenders amend the Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.               Amendments.

(a)           The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Consolidated Interest Charges” means, for any period, for GGC and its Subsidiaries on a consolidated basis, interest expense of GGC and its Subsidiaries for that period.

“Disqualified Equity Interests” means, with respect to any Person, any Equity Interest that by its terms (or by the terms of any other Equity Interest into which it is convertible or exchangeable) or otherwise (a) matures or is subject to mandatory redemption or repurchase (other than solely for Equity Interests that are not Disqualified Equity Interests) pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holder thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior payment in full of the Obligations (other than any Obligations which expressly survive termination) and termination of the Domestic Revolving Commitment and Canadian Revolving Commitment); or (b) is convertible into or exchangeable or exercisable for Indebtedness or any Disqualified Equity Interest at the option of the holder thereof; or (c) may be required to be redeemed or repurchased at the option of the holder thereof (other than solely for Equity Interests that are not Disqualified Equity Interests), in whole or in part, in each case on or prior to the date that is 120 days after the Term Loan Maturity Date; or (d) provides for scheduled payments of dividends to be made in cash.

“Excess Amount”, at any time, means (x) (i) the Aggregate Domestic Revolving Commitments plus (ii) the Aggregate Canadian Revolving Commitments at such time minus (y) (i) the Total Domestic Revolving Outstandings plus (ii) the Total Canadian Revolving Outstandings at such time.

“Exchange Obligations” means (i) Equity Interests (other than Disqualified Equity Interests) and (ii) obligations in respect of senior or senior subordinated notes and/or senior or senior subordinated term loans, in each case issued or incurred by GGC on or after the Fifth Amendment Effective Date and on or before September 30, 2009, in exchange for 2003 Senior Notes, 2006 Senior Notes and/or 2006 Senior Subordinated Notes; provided that such Exchange Obligations shall have a final maturity date that is not earlier than 120 days after the Term Loan Maturity Date and shall have no mandatory principal payments prior to such date, shall not be secured by Liens on any assets other than the Domestic Collateral (and any Liens on the Domestic Collateral securing such Exchange Obligations shall be subordinated to the Liens securing the Obligations pursuant to the Intercreditor Agreement), and shall otherwise satisfy the conditions (including with respect to the issuance thereof) set forth on Schedule 1 to the Fifth Amendment.

“Exchange Offer” means a transaction pursuant to which Exchange Obligations consisting of Equity Interests (other than Disqualified Equity Interests) and/or Indebtedness permitted under Section 8.03(p) shall be issued in exchange for 2003 Senior Notes, 2006 Senior Notes and/or 2006 Senior Subordinated Notes.

“Fifth Amendment” means the Fifth Amendment to Credit Agreement, dated as of March 16, 2009, executed by the Borrowers, the Guarantors, the Domestic Administrative Agent, the Canadian Administrative Agent and the Lenders party thereto.

“Fifth Amendment Effective Date” means the date on which all of the conditions set forth in Section 2 of the Fifth Amendment are satisfied (such date to be communicated to the Lenders and the Borrowers by the Administrative Agents promptly upon its occurrence).

“Intercreditor Agreement” means an intercreditor agreement substantially in the form set forth in Exhibit A to the Fifth Amendment, executed and delivered by the parties thereto on or before the first date on which Exchange Obligations of the type described in clause (ii) of the definition thereof are issued or incurred.

“Minimum Excess Amount” means $75,000,000 or such lesser amount as shall be agreed by both the Required Canadian Revolving Lenders and the Required Domestic Revolving Lenders.

(b)           The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Applicable Rate” means with respect to all Loans (including, for the avoidance of doubt, Revolving Loans and the Term Loan), Bankers’ Acceptance Advances and Letters of Credit and Commitment Fees, the following percentages per annum,

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Commitment Fees	Eurodollar Rate Loans and Letter of Credit Fee	Bankers Acceptance Advances	Base Rate Loans
1.00%	6.50%	6.50%	5.50%

(c)           The definition of “Canadian Letter of Credit Sublimit” in Section 1.01 of the Credit Agreement is hereby amended by replacing “US$80,000,000” with “US$56,000,000”.

(d)           The definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting “or” at the end of clause (c), (ii) replacing “.” with “; or” at the end of clause (d) and (iii) inserting a new clause (e) immediately following clause (d), as follows:

(e)           the occurrence of a “Change of Control” (or any comparable term) under, and as defined in, the documents governing the Exchange Obligations.

(e)           Clause (b)(i) in the definition of “Consolidated Cash Interest Charges” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

(i)            to the extent included in such consolidated interest expense for such period, non-cash expenses attributable to the amortization or write-off of capitalized financing costs previously paid, plus

(f)            The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing “and” with “,” at the end of clause (b)(v) and (ii) inserting new clauses (b)(vii), (b)(viii) and (b)(ix) immediately after clause (b)(vi), as follows:

(vii)         the fees and expenses of the financial advisory firm retained by the Administrative Agents pursuant to Section 7.10(e),

(viii)        for the fiscal quarters ended March 31, 2009 and June 30, 2009 only, cash restructuring charges and expenses in an aggregate amount not to exceed $13,600,000 and

(ix)           the fees and expenses incurred in connection with obtaining the appraisals pursuant to Section 7.10(d).

(g)           The definition of “Domestic Collateral Documents” in Section 1.01 of the Credit Agreement is hereby amended by inserting “, the Intercreditor Agreement” immediately after “Collateral Assignment Documents”.

(h)           The definition of “Material Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Material Subsidiary” means any Subsidiary other than a Subsidiary that (i) is not actively engaged in any business activities, (ii) generated revenues of less than $5,000 for the period of four consecutive fiscal quarters ending as of the end of the immediately preceding fiscal quarter and (iii) had assets of less than $100,000 as of the end of the immediately preceding fiscal quarter; provided, that the aggregate assets of all Subsidiaries meeting the criteria set forth in the preceding clauses (i), (ii) and (iii) shall not exceed $2,000,000.

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(i)            A new paragraph is hereby added immediately following Section 2.03(a)(iv)(F) of the Credit Agreement, as follows:

Each L/C Issuer acknowledges and agrees that the granting of cash collateral by the Borrowers in an amount equal to (i) 100% of any Defaulting Lender’s Applicable Percentage of the Outstanding Amount of L/C Obligations in respect of each Letter of Credit issued on or after the Fifth Amendment Effective Date plus (ii) (x) at all times prior to June 30, 2009, 50% of any Defaulting Lender’s Applicable Percentage of the Outstanding Amount of L/C Obligations in respect of each Letter of Credit issued prior to the Fifth Amendment Effective Date or (y) at all times on or after June 30, 2009, 100% of any Defaulting Lender’s Applicable Percentage of the Outstanding Amount of L/C Obligations in respect of each Letter of Credit issued prior to the Fifth Amendment Effective Date, shall constitute “satisfactory arrangements” under Section 2.03(a)(iv)(F).  For purposes of this paragraph, the extension, renewal or modification of a Letter of Credit issued prior to the Fifth Amendment Effective Date shall not be deemed an “issuance” of such Letter of Credit.

(j)            A new Section 2.05(b)(i)(C) of the Credit Agreement is hereby added, as follows:

(C)           Minimum Excess Amount.  If for any reason the Excess Amount at any time is less than the Minimum Excess Amount at such time, the Borrowers shall immediately prepay the Domestic Revolving Loans and/or the Canadian Revolving Loans (other than the Bankers’ Acceptance Advances) and/or Cash Collateralize the Domestic L/C Obligations and/or Canadian L/C Obligations and/or Bankers’ Acceptance Advances in an aggregate amount sufficient to cause the Excess Amount to be greater than or equal to the Minimum Excess Amount.

(k)           Section 2.05(b)(ii)(A) of the Credit Agreement is hereby amended by (i) replacing “$5,000,000” with “$1,000,000” and (ii) inserting the following proviso at the end of the first sentence thereof:

; provided that the requirements of this Section 2.05(b)(ii)(A) shall not apply to any Disposition in connection with a Securitization Transaction permitted under clause (d) of Section 8.05, to the extent the Indebtedness related thereto is permitted under Section 8.03(i).

(l)            Section 2.05(b)(iv) of the Credit Agreement is hereby amended by replacing “50%” with “100%”.

(m)          Section 2.05(b)(v) of the Credit Agreement is hereby amended by replacing “75%” with “100%”.

(n)           A new Section 2.05(b)(vi)(A)(3) of the Credit Agreement is hereby added, as follows:

(3)           with respect to all amounts prepaid pursuant to Section 2.05(b)(i)(C), first, pro rata to Domestic Revolving Loans, Canadian Revolving Loans (other than the Bankers’ Acceptance Advances) and Canadian Swing Line Loans until all such Loans have been repaid in full and second, to (i) Cash Collateralize the Domestic L/C Obligations and the Canadian L/C Obligations and (ii) to a cash collateral account in respect of the Bankers’ Acceptance Advances, in each case on a pro rata basis; or

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(o)           Section 5.02 of the Credit Agreement is hereby amended by (i) replacing “Sections 5.02(a) and (b)” in the last sentence thereof with “Sections 5.02(a), (b) and (d)” and (ii) inserting new clause (d) immediately after clause (c), as follows:

(d)           After giving effect to such Credit Extension, the Excess Amount shall be greater than or equal to the Minimum Excess Amount.

(p)           Section 7.02 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (j), (ii) replacing “.” with “; and” at the end of clause (k) and (iii) inserting a new clause (l) immediately after clause (k), as follows:

(l)            within five (5) Business Days after the end of each calendar month, a cash flow forecast for GGC and its Subsidiaries (on a consolidated basis) for the following 13-week period; provided that the first such forecast shall be due on May 7, 2009.

(q)           Section 7.03(b) of the Credit Agreement is hereby amended by replacing “five (5) Business Days” with “three (3) Business Days”.

(r)            Section 7.10 of the Credit Agreement is hereby amended by inserting new clauses (d) and (e) at the end thereof, as follows:

(d)           Deliver to the Administrative Agents no later than July 1, 2009 (provided, that the Administrative Agents may, in their reasonable discretion, provide up to three 30-day extensions of the time required for compliance with this Section 7.10(d)), asset appraisal reports with respect to each fee and each leasehold interest in real property of GGC and its Subsidiaries that, together with any associated property, plant and equipment (whether owned or leased), has an estimated fair market value in excess of $25,000,000 (such estimate to be determined by the Borrowers in their commercially reasonable judgment and in consultation with the Administrative Agents), prepared by one or more appraisal firms reasonably satisfactory to the Administrative Agents (it being understood and agreed that the appraisal reports required to be delivered pursuant to this Section 7.10(d) shall cover all of such real property and associated plant and equipment).

(e)           (i) Permit the Administrative Agents or counsel thereto to retain a financial advisory firm at the expense of GGC to advise the Administrative Agents and the Lenders regarding the Loan Parties’ financial and operational plans and (ii) cooperate with, and cause its representatives and advisors to cooperate with, such financial advisory firm in connection with the foregoing.

(s)           Section 7.12 is hereby further amended (i) to correct a scrivener’s error, by replacing “(b)” preceding the third paragraph thereof with “(c)”, (ii) amending paragraph (c) by inserting “, the Exchange Obligations” immediately after “the 2006 Senior Notes” and (iii) by inserting a new paragraph at the end thereof, as follows:

Notwithstanding the foregoing, within ten (10) Business Days after the Fifth Amendment Effective Date (or such longer period as the Administrative Agent shall agree in its reasonable discretion), GGC shall cause each Domestic Subsidiary and each Canadian Subsidiary that is a Material Subsidiary and that is not a Guarantor as of the Fifth Amendment Effective Date (other than (x) any SPV and (y) any Material Subsidiary that is not a Wholly Owned Subsidiary) to (A) become a Domestic Guarantor or

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Canadian Guarantor, as applicable, by executing and delivering to the Administrative Agent a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose, and (B) except with respect to any assets constituting Excluded Domestic Property or Excluded Canadian Property, deliver to the Administrative Agent and Collateral Agent documents of the types referred to in Sections 5.01(e) and (f) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (A) above), all in form, content and scope reasonably satisfactory to the Administrative Agent and Collateral Agent; provided, that documents of the type referred to in Section 5.01(f) shall not be required to be delivered until the 30th day after the Fifth Amendment Effective Date (or such longer period as the Administrative Agent and the Collateral Agent shall agree in their reasonable discretion).

(t)            Section 7.18 of the Credit Agreement is hereby amended by (i) designating the existing paragraph as paragraph (a), (ii) inserting “; provided that the Administrative Agents shall have the right to require GGC to modify the required scope of such financial advisory firm’s engagement from time to time thereafter, including (but not limited to) as specified in Section 7.18(b); and” at the end of paragraph (a) and (iii) inserting a new paragraph (b), as follows:

(b)           On or before the date 30 days after the Fifth Amendment Effective Date (i) expand the scope of work being undertaken by the financial advisory firm retained pursuant to Section 7.18(a) to an extent reasonably satisfactory to the Administrative Agents (such scope to include, without limitation, a review of the financial and operational plans for GGC and all of its North American and Canadian Subsidiaries) and (ii) provide the Administrative Agents with a copy of any new or amended engagement letter with such financial advisory firm to reflect the foregoing (it being understood that such engagement letter shall authorize such financial advisory firm to communicate directly with the Lenders upon request of the Administrative Agents or any Lender).

(u)           A new Section 7.19 of the Credit Agreement is hereby added, as follows:

7.19        Control of Accounts.

On or before the date 45 days after the Fifth Amendment Effective Date (or such later date as the Domestic Collateral Agent shall agree in its reasonable discretion), execute and deliver customary account control agreements, in form and substance reasonably satisfactory to the applicable Collateral Agent, with respect to all deposit accounts and all securities accounts of GGC and the other Domestic Loan Parties, it being understood that nothing in this Section 7.19 shall limit or otherwise affect the obligations of GGC and the other Domestic Loan Parties pursuant to Section 5(e) of the Domestic Security Agreement.

(v)           A new Section 7.20 of the Credit Agreement is hereby added, as follows:

7.20        Field Work with Respect to Receivables and Inventory.

Upon the request of the Administrative Agent (it being understood and agreed that the Administrative Agent shall not make any such request more than once per fiscal year unless an Event of Default exists, in which case the Administrative Agent may make as many such requests as it deems necessary), permit the Administrative Agent or professionals (including without limitation,

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internal and third party consultants, accountants and appraisers) retained by the Administrative Agent or its professionals, at GGC’s expense, to update the evaluations and appraisals of the accounts receivable and inventory of GGC and its Subsidiaries that were completed prior to the Fifth Amendment Effective Date.

(w)          A new Section 7.21 of the Credit Agreement is hereby added, as follows:

7.21        Agent or Advisor with Respect to Exchange Offer.

On or before the date 15 days after the Fifth Amendment Effective Date, retain a financial advisor, dealer manager and/or exchange agent of national standing reasonably satisfactory to the Administrative Agents to assist GGC in its efforts to structure and complete an Exchange Offer.

(x)            Section 8.01 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (t), (ii) replacing “.” with “;” at the end of clause (u) and (iii) inserting new clauses (v) and (w) at the end thereof, as follows:

(v)           Liens on the Domestic Collateral securing Indebtedness permitted under Section 8.03(p); provided that such Liens shall be subordinated to the Liens securing the Obligations pursuant to the Intercreditor Agreement; and

(w)          Liens on cash collateral securing the obligations of any Defaulting Lender pursuant to any Letter of Credit.

(y)           Section 8.02(j) of the Credit Agreement is hereby amended by replacing “$25,000,000” with “$17,000,000”.

(z)            Section 8.03(f) of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

; provided that such amount shall be reduced by the aggregate principal amount of 2003 Senior Notes that are exchanged for Exchange Obligations;

(aa)         Section 8.03(g) of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

; provided that such amount shall be reduced by the aggregate principal amount of 2006 Senior Notes that are exchanged for Exchange Obligations;

(bb)         Section 8.03(h) of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

; provided that such amount shall be reduced by the aggregate principal amount of 2006 Senior Subordinated Notes that are exchanged for Exchange Obligations;

(cc)         Section 8.03(i) of the Credit Agreement is hereby amended to read in its entirety, as follows:

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(i)            non-recourse Indebtedness and other obligations of GGC and its Subsidiaries in connection with any Securitization Transaction; provided that (x) the aggregate principal amount for all such Securitization Transactions entered into by GGC and its Subsidiaries at any one time outstanding shall not exceed $200,000,000 and (y) substantially all of the proceeds of any such non-recourse Indebtedness are used by the applicable SPV to purchase the assets securing such Indebtedness;

(dd)         Section 8.03 of the Credit Agreement is hereby further amended by:

(i)     inserting “or any Exchange Obligations issued in exchange therefor (to the extent such Exchange Obligations are subordinated)” after “2006 Senior Subordinated Notes” in clause (l);

(ii)    inserting “and (p)” after “(a) through (k)” in clause (l);

(iii)   replacing “5.0% of Consolidated Net Worth; and” with “$10,000,000;” in clause (n);

(iv)   replacing “.” with “; and” at the end of clause (o); and

(v)    inserting a new clause (p) at the end thereof, as follows:

                (p)           Indebtedness consisting of Exchange Obligations.

(ee)         Section 8.05 of the Credit Agreement is hereby amended by

(i)     replacing “and” with “,” at the end of clause (c);

(ii)    inserting a new clause (d) immediately after clause (c) to read as follows: “(d) the sale of accounts receivable and related rights pursuant to a permitted Securitization Transaction and”; and

(iii)   redesignating clause (d) as clause (e);

(iv)   in the re-designated clause (e) and deleting “(A)”, deleting “and (B) the sale of accounts receivable pursuant to a permitted Securitization Transaction”; and

(v)    in the re-designated clause (e), replacing “this clause (d)” with “this clause (e)”.

(ff)           Section 8.06 of the Credit Agreement is hereby amended by

(i)     replacing “$5,000,000” with “$2,500,000” in clause (d); and

(ii)    inserting the following proviso at the end of clause (e):

; provided that no Restricted Payments shall be permitted to be made pursuant to this Section 8.06(e) on or after the Fifth Amendment Effective Date.

(gg)         Clause (vi) of Section 8.09(a) of the Credit Agreement is hereby amended by (i) replacing “or” with “,” at the end of subclause (G), (ii) replacing “.” with “or” at the end of

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subclause (H) and (iii) inserting a new subclause (I) immediately after subclause (H) to read as follows:

(I)  the documents governing the Exchange Obligations.

(hh)         Section 8.09(b) of the Credit Agreement is hereby amended by (i) replacing “and” with “,” at the end of clause (viii), (ii) replacing “.” with “ and” at the end of clause (ix) and (iii) inserting a new clause (x) immediately after clause (ix) to read as follows:

(x)  the documents governing the Exchange Obligations.

(ii)           Section 8.11 is hereby amended to read as follows:

8.11        Financial Covenants.

(a)           Consolidated Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of GGC to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Consolidated Interest Coverage Ratio
March 31, 2009	1.30:1.0
June 30, 2009	1.00:1.0
September 30, 2009	1.10:1.0
December 31, 2009	1.15:1.0
March 31, 2010 and thereafter	3.00:1.0

(b)           Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of GGC to be greater than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Consolidated Leverage Ratio
March 31, 2009	8.25:1.0
June 30, 2009	10.30:1.0
September 30, 2009	9.25:1.0
December 31, 2009	8.75:1.0
March 31, 2010 and thereafter	3.50:1.0

(c)           Consolidated EBITDA.  Permit Consolidated EBITDA for each of the four consecutive fiscal quarter periods ending on the dates set forth in the table below to be less than the amount specified for such four consecutive fiscal quarter period:

Four Consecutive Fiscal Quarter Period Ending	Consolidated EBITDA
March 31, 2009	$179,000,000
June 30, 2009	$140,000,000
September 30, 2009	$161,000,000
December 31, 2009	$167,000,000

(jj)           Section 8.12(a) of the Credit Agreement is hereby amended by inserting “documents governing Exchange Obligations,” immediately after “the 2006 Senior Subordinated Notes Documents”.

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(kk)         Section 8.12(b) of the Credit Agreement is hereby amended by inserting “Exchange Obligations,” immediately after “the 2006 Senior Subordinated Notes”.

(ll)           The proviso to Section 8.12(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

; provided, that nothing in this Section 8.12(b) shall prohibit GGC or any of its Subsidiaries from (x) paying the Consent Fee (as defined in and as contemplated by the Settlement Agreement) to holders of the 2003 Notes, in an aggregate amount not to exceed $1,500,000, (y) entering into the Fourth Supplemental Indenture or (z) issuing or incurring Exchange Obligations.

(mm)       Section 8.15 of the Credit Agreement is hereby amended to read as follows:

8.15        Capital Expenditures.

(a)           Permit Consolidated Capital Expenditures during any fiscal year to exceed an amount equal to the amount set forth opposite such fiscal year below:

Fiscal Year	Consolidated Capital Expenditures
2009	$35,000,000
2010	$55,000,000
2011 and thereafter	$135,000,000

(b) Permit Consolidated Capital Expenditures during any fiscal quarter set forth below to exceed an amount equal to the amount set forth opposite such fiscal quarter below:

Fiscal Quarter Ending	Consolidated Capital Expenditures
March 31, 2009	$15,000,000
June 30, 2009	$11,000,000
September 30, 2009	$6,000,000
December 31, 2009	$3,000,000
March 31, 2010	$15,000,000

; provided, however, that so long as no Default has occurred and is continuing or would result from such expenditure, any portion of any amount set forth in the table above in this clause (b), if not expended in the fiscal quarter for which it is permitted above, may be carried over for expenditure in the next following fiscal quarter (any such carried over amount, an “Unused Capex Amount”); and provided, further, that any Unused Capex Amount (x) shall be deemed used before the amount set forth in the table above opposite such next following fiscal quarter has been used and (y) shall not be carried over into any subsequent fiscal quarters (it being understood that any Unused Capex Amount for the fiscal quarter ending December 31, 2008 may be carried over for expenditure in the fiscal quarter ending March 31, 2009 in accordance with this Section 8.15(b)).

(nn)         Section 9.01(b) of the Credit Agreement is hereby amended by inserting “7.10(d),” immediately after “7.10(a)”.

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(oo)         Section 9.01(g) of the Credit Agreement is hereby amended by replacing each reference to “sixty (60) calendar days” with “forty-five (45) calendar days”.

(pp)         Section 9.01(h) of the Credit Agreement is hereby amended by replacing “sixty (60) calendar days” with “forty-five (45) calendar days”.

(qq)         Section 9.01(i)(ii) of the Credit Agreement is hereby amended by replacing “sixty (60) calendar days” with “forty-five (45) calendar days”.

(rr)           Section 9.01 of the Credit Agreement is hereby further amended by (i) replacing “.” with “; or” at the end of clause (q) and (ii) inserting a new clause (r) as follows:

(r)            Exchange Obligations.  There shall occur an “Event of Default” (or any comparable term) under, and as defined in, the documents governing the Exchange Obligations.

(ss)         Section 10.01(a) of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

Without limiting the generality of the foregoing, each of the Lenders and the L/C Issuers hereby irrevocably appoints the Domestic Administrative Agent to act as its agent under the Intercreditor Agreement and authorizes the Domestic Administrative Agent to execute the Intercreditor Agreement on its behalf.

(tt)           Section 11.01(i) of the Credit Agreement is hereby amended by inserting “, (b)(i)(C)” immediately after “2.05(b)(i)(A)”.

(uu)         Section 11.01(j) of the Credit Agreement is hereby amended by inserting “, (b)(i)(C)” immediately after “2.05(b)(i)(B)”.

(vv)         Section 11.04(a) of the Credit Agreement is hereby amended by inserting “(whether or not a Default or Event of Default has occurred or is continuing)” at the end thereof.

Section 2.               Conditions Precedent.  This Amendment shall be effective upon satisfaction of the following conditions precedent (the date on which such conditions have been satisfied, the “Amendment Effective Date”):

(a)           Receipt by the Domestic Administrative Agent of counterparts of this Amendment duly executed by the Borrowers, the Guarantors, the Required Lenders, the Required Domestic Revolving Lenders, the Required Canadian Revolving Lenders, each Domestic L/C Issuer and Bank of America, N.A., as Administrative Agent;

(b)           Receipt by the Domestic Administrative Agent (i) for the account of (x) each Lender that has the right under the Credit Agreement to approve this Amendment and that has executed this Amendment on or prior to 2:00 p.m., New York City time, on March 16, 2009 and (y) each other Lender that has not been given the opportunity to access this Amendment and consent thereto (each of the Lenders described in the foregoing clauses (x) and (y) a “Consenting Lender”), a fee equal to 1.00% of the aggregate amount of each such Consenting Lender’s (A) Canadian Revolving Commitment, (B) Canadian Swing Line Commitment, (C) Domestic Revolving Commitment and (D) portion of the Term Loan outstanding and (ii) any fees and

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expenses of the Administrative Agents (including reasonable attorneys’ fees of the Administrative Agents) in connection with the Loan Documents;

(c)           Receipt by BAS of all fees, expenses and other amounts that have become due and payable to BAS, in its capacity as arranger of the Amendment, on or prior to the Amendment Effective Date pursuant to that certain letter agreement dated as of March 9, 2009 between GGC and BAS;

(d)           Receipt by any Administrative Agent of such other documents, instruments, agreements and information as reasonably requested by such Administrative Agent; and

(e)           GGC’s new U.S. and Canadian accounts receivable securitization facility shall have become effective (or shall become effective substantially simultaneously with the effectiveness of this Amendment).

Section 3.               Release.

(a)           Each Loan Party and its respective successors, assigns and legal representatives (collectively, the “Releasors”), releases, acquits and forever discharges each Administrative Agent and each Lender (collectively, the “Lender Parties”), and their respective subsidiaries, parents, affiliates, officers, directors, employees, agents, attorneys, advisors, successors and assigns, both present and former (collectively, the “Lender Party Affiliates”), from any and all manner of losses, costs, defenses, damages, liabilities, deficiencies, actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims, demands and out-of-pocket expenses whatsoever, asserted or unasserted, known or unknown, foreseen or unforeseen, in contract, tort, law or equity (generically, “Claims”), that any Releasor has or may have against any of the Lender Parties and/or the Lender Party Affiliates by reason of any action, failure to act, event, statement, accusation, assertion, matter or thing whatsoever arising from or based on facts occurring prior to the Amendment Effective Date that arises out of or is connected to the Loan Documents, the Loans and the Letters of Credit, including but not limited to any Claims or defense that relates to, in whole or in part, directly or indirectly: (i) the Credit Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit under the Loan Documents; (iii) any actual or proposed use by the Loan Parties of the proceeds of the Loans or Letters of Credit; (iv) any actions or omissions of any Lender Party or Lender Party Affiliate in connection with the initiation or continuing exercise of any right or remedy contained in the Loan Documents at law or in equity; (v) the making or administration of the Loans, including without limitation, any such claims and defenses based on fraud, mistake, duress, usury or misrepresentation, or any other claim based on so-called “lender liability theories”; (vi) any covenants, agreements, duties or obligations set forth in the Loan Documents; (vii) lost profits, (viii) loss of business opportunity, (ix) increased financing costs, (x) increased legal or other administrative fees or (xi) damages to business reputation.

(b)           Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby unconditionally and irrevocably agrees that it will not sue any Lender Party or Lender Party Affiliate on the basis of any Claim released, remised and discharged by such Loan Party pursuant to this Section 3.  If any Loan Party or any of their respective successors, assigns or other legal representatives violates the foregoing covenant, each Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Lender Party or Lender Party Affiliate may sustain as a result of such

12

violation, all reasonable and documented attorneys’ fees and costs incurred by any Lender Party or Lender Party Affiliate as a result of such violation.

Section 4.               Miscellaneous.

(a)           The Borrowers will, not later than 30 days after the Fifth Amendment Effective Date, deliver to the Administrative Agent:

(i)            a legal organization chart for GGC and its Subsidiaries, as of the Fifth Amendment Effective Date;

(ii)           a schedule setting forth each Subsidiary of GGC, including its jurisdiction of formation and the number and percentage of each class of Equity Interests of each such Subsidiary owned directly or indirectly by GGC or any Subsidiary, as of the Fifth Amendment Effective Date;

(iii)          a schedule setting forth all real property locations owned or leased by the Loan Parties located in the United States and Canada as of the Fifth Amendment Effective Date;

(iv)          a schedule setting forth all locations in the United States and Canada where tangible personal property is held as of the Fifth Amendment Effective Date;

(v)           a schedule setting forth all material IP Rights registered or pending registration in the United States Copyright Office, the United States Patent and Trademark Office or the Canadian Intellectual Property Office and owned by each Loan Party as of the Fifth Amendment Effective Date; and

(vi)          a schedule setting forth all commercial tort claims held by each Loan Party as of the Fifth Amendment Effective Date.

(b)           This Amendment shall constitute a Loan Document for purposes of Section 9.01(d) of the Credit Agreement.

(c)           The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(d)           Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the Loan Documents.

(e)           The Borrowers and the Guarantors hereby represent and warrant as follows:

(i)            Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(ii)           This Amendment has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by

13

Debtor Relief Laws and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii)          No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Amendment.

(f)            The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the Amendment Effective Date with the same effect as if made on and as of such dates, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(g)           Without prejudice to the amendment to the Credit Agreement to be effected pursuant to Section 1(t) or to the rights of the Domestic Collateral Agent pursuant to Section 5(e) of the Domestic Security Agreement, the effectiveness of this Amendment shall constitute a request by the Domestic Collateral Agent, pursuant to Section 5(e) of the Domestic Security Agreement, that the Domestic Loan Parties take such actions as are required for the purpose of causing the Domestic Collateral Agent to obtain control, within the meaning of the Uniform Commercial Code, of the Deposit Accounts and the Securities Accounts of the Domestic Loan Parties.

(h)           Each Loan Party hereby ratifies and confirms the security interest in and to all Collateral granted to the Collateral Agent pursuant to the Collateral Documents and the perfected, first priority status of such security interest as set forth therein (subject only to liens which are permitted by the terms of the Loan Documents to be prior to the Lien of the Collateral Agent).

(i)            This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(j)            THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[remainder of page intentionally left blank]

14

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	GEORGIA GULF CORPORATION,
a Delaware corporation, as a Borrower and, with
respect to the Canadian Obligations, as a Guarantor

	By:	/s/ Gregory Thompson
	Name:	Gregory Thompson
	Title:	Chief Financial Officer

ROYAL GROUP, INC. (formerly known as ROYAL GROUP TECHNOLOGIES LIMITED), a Canadian federal corporation, as a Borrower

	By:	/s/ Gregory Thompson
	Name:	Gregory Thompson
	Title:	Chief Financial Officer

DOMESTIC GUARANTORS:

GEORGIA GULF CHEMICALS & VINYLS, LLC, a Delaware limited liability company

	By:	/s/ Gregory Thompson
	Name:	Gregory Thompson
	Title:	Vice President

GEORGIA GULF LAKE CHARLES, LLC, a Delaware limited liability company

	By:	/s/ Gregory Thompson
	Name:	Gregory Thompson
	Title:	Vice President

GREAT RIVER OIL & GAS CORPORATION, a Delaware corporation

	By:	/s/ Gregory Thompson
	Name:	Gregory Thompson
	Title:	Vice President

ROME DELAWARE CORP., a Delaware corporation

	By:	/s/ Gregory Thompson
	Name:	Gregory Thompson
	Title:	Vice President

ROYAL PLASTICS GROUP (U.S.A.) LIMITED, a Delaware corporation

	By:	/s/ Gregory Thompson
	Name:	Gregory Thompson
	Title:	Vice President

PLASTIC TRENDS, INC., a Michigan corporation

	By:	/s/ Gregory Thompson
	Name:	Gregory Thompson
	Title:	Vice President

ROYAL OUTDOOR PRODUCTS, INC., an Indiana corporation

By:	/s/ Gregory Thompson
Name:	Gregory Thompson
Title:	Vice President

ROYAL WINDOW AND DOOR PROFILES PLANT 12 INC., a Nevada corporation

By:	/s/ Gregory Thompson
Name:	Gregory Thompson
Title:	Vice President

ROYAL WINDOW AND DOOR PROFILES PLANT 13 INC., a Pennsylvania corporation

By:	/s/ Gregory Thompson
Name:	Gregory Thompson
Title:	Vice President

ROYAL WINDOW AND DOOR PROFILES PLANT 14 INC., a Washington corporation

By:	/s/ Gregory Thompson
Name:	Gregory Thompson
Title:	Vice President

ROYAL WINDOW COVERINGS (USA) L.P., a Texas limited partnership

By: NOVO MANAGEMENT, INC.,
a Nevada corporation, its Managing Partner

By:	/s/ Gregory Thompson
Name:	Gregory Thompson
Title:	Vice President

ROYAL MOULDINGS LIMITED, a Nevada corporation

By:	/s/ Gregory Thompson
Name:	Gregory Thompson
Title:	Vice President

CANADIAN GUARANTORS:

ROME ACQUISITION HOLDING CORP., a Nova Scotia unlimited liability company

	By:	/s/ Gregory Thompson
	Name:	Gregory Thompson
	Title:	Vice President

6632149 CANADA INC.,
a Canadian federal corporation

	By:	/s/ Gregory Thompson
	Name:	Gregory Thompson
	Title:	Vice President

DOMESTIC
ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.
as Domestic Administrative Agent and Domestic Collateral Agent

	By:	/s/ Kevin M. Behan
	Name:	Kevin M. Behan
	Title:	Senior Vice President

CANADIAN
ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.
acting through its Canada branch, as Canadian Administrative Agent and Canadian Collateral Agent

	By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

LENDERS
AND L/C ISSUERS:

ABN AMRO BANK, N.V.		AMERIPRISE CERTIFICATE COMPANY
as a Canadian Revolving Lender		as a Lender

By:	/s/ David W. Stack	By:	/s/ Robin C. Stancil
Name:	David W. Stack	Name:	Robin C. Stancil
Title:	Senior Vice President	Title:	Assistant Vice President

By:	/s/ Neil J. Bivona
Name:	Neil J. Bivona
Title:	Senior Vice President

AMMC CLO III, LIMITED		AMMC CLO IV, LIMITED
By: American Money Management Corp., as Collateral Manager as a Lender		By: American Money Management Corp., as Collateral Manager as a Lender

By:	/s/ David P. Meyer	By:	/s/ David P. Meyer
Name:	David P. Meyer	Name:	David P. Meyer
Title:	Senior Vice President	Title:	Senior Vice President

AMMC CLO VI, LIMITED		AMMC VII, LIMITED
By: American Money Management Corp., as Collateral Manager as a Lender		By: American Money Management Corp., as Collateral Manager as a Lender

By:	/s/ David P. Meyer	By:	/s/ David P. Meyer
Name:	David P. Meyer	Name:	David P. Meyer
Title:	Senior Vice President	Title:	Senior Vice President

AMMC VIII, LIMITED		AIG ANNUNITY INSURANCE COMPANY
By: American Money Management Corp., as Collateral Manager as a Lender		By: AIG GLOBAL INVESTMENT CORP., Its Investment Manager

By:	/s/ David P. Meyer	By:	/s/ Steven S. Oh
Name:	David P. Meyer	Name:	Steven S. Oh
Title:	Senior Vice President	Title:	Managing Director

AIG-BANK LOAN FUND LTD,		GALAXY X CLO, LTD
By: AIG GLOBAL INVESTMENT CORP., Its Investment Manager		By: AIG GLOBAL INVESTMENT CORP., Its Collateral Manager

By:	/s/ Steven S. Oh	By:	/s/ Steven S. Oh
Name:	Steven S. Oh	Name:	Steven S. Oh
Title:	Managing Director	Title:	Managing Director

SUNAMERICA SENIOR FLOATING RATE FUND, INC. By: AIG GLOBAL INVESTMENT CORP., Investment Sub-Advisor		THE ASSETS MANAGEMENT COMMITTEE OF THE COCA-COLA COMPANY MASTER RETIREMENT TRUST, BY: PYRAMIS GLOBAL
ADVISORS TRUST COMPANY, AS
By:	/s/ Steven S. Oh	INVESTMENT MANAGER UNDER
Name:	Steven S. Oh	POWER OF ATTORNEY as a Lender
Title:	Managing Director
		By:	/s/ Dave Censorio
		Name:	Dave Censorio
		Title:	VP

ARIZONA STATE RETIREMENT SYSTEM, BY: PYRAMIS GLOBAL		BANK OF AMERICA, N.A. as Lender and Domestic / Canadian L/C Issuer
ADVISORS TRUST COMPANY, AS
INVESTMENT MANAGER UNDER		By:	/s/ Kevin M. Behan
POWER OF ATTORNEY as a Lender		Name:	Kevin M. Behan
		Title:	Senior Vice President
By:	/s/ Dave Censorio
Name:	Dave Censorio
Title:	VP

THE BANK OF NOVA SCOTIA as a Lender		LENDER as a Lender and a Canadian L/C Issuer
and a Canadian L/C Issuer
		By:	/s/ Medina Sales de Andrade
By:	/s/ Kathryn Kiplinger	Name:	Medina Sales de Andrade
Kathryn Kiplinger		Title:	Vice President
Co-Head, US Corporate Banking & Head,
Risk Assessment & Execution

BANK OF TOKYO-MITSUBISHI UFJ		BACCHUS (US) 2006-1, LTD. as a Lender
TRUST COMPANY as a Lender
		By:	/s/ David Snyder
By:	/s/ David Noda	Name:	David Snyder
Name:	David Noda	Title:	President
Title:	Vice President and Manager

BABSON CLO LTD. 2004-I		BALTIC FUNDING LLC as a Lender
BABSON CLO LTD. 2005-I
BABSON CLO LTD. 2005-II		By:	/s/ Tara E. Kenny
BABSON CLO LTD. 2005-III		Name:	Tara E. Kenny
BABSON CLO LTD. 2006-II		Title:	Assistant Vice President
BABSON CLO LTD. 2007-I
SAPPHIRE VALLEY CDO I, LTD.
SUFFIELD CLO, LIMITED as Lenders
By: Babson Capital Management LLC as		BARCLAYS BANK PLC as a Lender
Collateral Manager
		By:	/s/ Maria Lund
By:	/s/ Geoffrey Takacs	Name:	Maria Lund
Name:	Geoffrey Takacs	Title:	Vice President
Title:	Director

MAPLEWOOD (CAYMAN) LIMITED as a		BASSO MULTI-STRATEGY HOLDING
Lender		FUND LTD. as a Lender

By: Babson Capital Management LLC as		By:	/s/ John Lepore
Investment Manager		Name:	John Lepore
		Title:	Authorized signatory
By:	/s/ Geoffrey Takacs
Name:	Geoffrey Takacs
Title:	Director	BLACK DIAMOND CLO 2005-2 Ltd.
By: Black Diamond CLO 2005-2 Adviser,
JFIN CLO 2007 LTD. as a Lender		L.L.C., As its Collateral Manager
By: Jefferies Finance LLC as Collateral
Manager		By:	/s/ Stephen H. Deckoff
		Name:	Stephen H. Deckoff
By:	/s/ Andrew Lennon	Title:	Managing Principal
Name:	Andrew Lennon
Title:	Director

CENTURION CDO VI, LTD.		CENTURION CDO VII, LIMITED
By: RiverSource Investments, LLC as Collateral Manager as a Lender		By: RiverSource Investments, LLC as Collateral Manager as a Lender

By:	/s/ Robin C. Stancil	By:	/s/ Robin C. Stancil
Name:	Robin C. Stancil	Name:	Robin C. Stancil
Title:	Director of Operations	Title:	Director of Operations

CENTURION CDO 8, LIMITED		CENTURION CDO 9, LTD.
By: RiverSource Investments, LLC as Collateral Manager as a Lender		By: RiverSource Investments, LLC as Collateral Manager as a Lender

By:	/s/ Robin C. Stancil	By:	/s/ Robin C. Stancil
Name:	Robin C. Stancil	Name:	Robin C. Stancil
Title:	Director of Operations	Title:	Director of Operations

CENT CDO 10, LTD.		CENT CDO XI, LIMITED
By: RiverSource Investments, LLC as Collateral Manager as a Lender		By: RiverSource Investments, LLC as Collateral Manager as a Lender

By:	/s/ Robin C. Stancil	By:	/s/ Robin C. Stancil
Name:	Robin C. Stancil	Name:	Robin C. Stancil
Title:	Director of Operations	Title:	Director of Operations

CENT CDO 12 LIMITED		CENT CDO 14 LIMITED
By: RiverSource Investments, LLC as Collateral Manager as a Lender		By: RiverSource Investments, LLC as Collateral Manager as a Lender

By:	/s/ Robin C. Stancil	By:	/s/ Robin C. Stancil
Name:	Robin C. Stancil	Name:	Robin C. Stancil
Title:	Director of Operations	Title:	Director of Operations

CENT CDO 15 LIMITED		CITIBANK N.A. as a Lender
By: RiverSource Investments, LLC as
Collateral Manager as a Lender		By:	/s/ Brian Blessing
		Name:	Brian Blessing
By:	/s/ Robin C. Stancil	Title:	Attorney-In-Fact
Name:	Robin C. Stancil
Title:	Director of Operations

COA CLO FINANCING LTD,		COMMONWEALTH OF
By: FS COA Management, LLC, as		MASSACHUSETTS PENSION RESERVES
Portfolio Manager as a Lender		INVESTMENT MANAGEMENT BOARD,
BY: PYRAMIS GLOBAL ADVISORS
By:	/s/ John W. Fraser	TRUST COMPANY, AS INVESTMENT
Name:	John W. Fraser	MANAGER UNDER POWER OF
Title:	Manager	ATTORNEY as a Lender

		By:	/s/ Dave Censorio
		Name:	Dave Censorio
		Title:	VP

CONTINENTAL CASUALTY COMPANY		DENARIUS FUNDING, as a Lender
as a Lender		By: The Royal Bank of Scotland plc, As
Attorney-in-Fact
By:	/s/ Marilou R. McGirr	By: Greenwich Capital Markets, Inc., As its
Name:	Marlilou R. McGirr	agent
Title:	Vice President and Assistant Treasurer
		By:	/s/ Kevin Q. Stuebe
		Name:	Kevin Q. Stuebe
		Title:	V.P.

DENARIUS FUNDING II, as a Lender By: The Royal Bank of Scotland plc As		FIDELITY CENTRAL INVESTMENT PORTFOLIOS LLC: FIDELITY HIGH
Attorney-in-Fact		INCOME CENTRAL FUND 2 as a Lender
By: Greenwich Capital Markets, Inc., Its agent
		By:	/s/ Gary Ryan
By:	/s/ Kevin Q. Stuebe	Name:	Gary Ryan
Name:	Kevin Q. Stuebe	Title:	Assistant Treasurer
Title:	V.P.

FIDELITY SUMMER STREET TRUST: FIDELITY HIGH INCOME FUND as a Lender		FIDELITY SECURITIES FUND: FIDELITY LEVERAGED COMPANY STOCK FUND as a Lender

By:	/s/ Gary Ryan	By:	/s/ Gary Ryan
Name:	Gary Ryan	Name:	Gary Ryan
Title:	Assistant Treasurer	Title:	Assistant Treasurer

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR LEVERAGED COMPANY STOCK FUND as a Lender		FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR HIGH INCOME ADVANTAGE FUND as a Lender

By:	/s/ Gary Ryan	By:	/s/ Gary Ryan
Name:	Gary Ryan	Name:	Gary Ryan
Title:	Assistant Treasurer	Title:	Assistant Treasurer

THE FOOTHILL GROUP, LLC as a Lender		FORTRESS CREDIT INVESTMENTS I
LTD. as a Lender
By:	/s/ Dennis Ascher
Name:	Dennis Ascher	By:	/s/ Glenn P. Cummins
Title:	SVP	Name:	Glenn P. Cummins
		Title:	Authorized Signatory

FORTRESS CREDIT INVESTMENTS II LTD. as a Lender		GALLATIN FUNDING I LTD. By: Bear Stearns Asset Management Inc. as
its Collateral Manager as a Lender
By:	/s/ Glenn P. Cummins
Name:	Glenn P. Cummins	By:	/s/ Justin Driscoll
Title:	Authorized Signatory	Name:	Justin Driscoll
		Title:	Senior Managing Director

GALLATIN CLO II 2005-1 LTD. By: Bear Stearns Asset Management Inc. as		GALLATIN CLO III 2007-1 LTD. As Assignee
its Collateral Manager as a Lender		By: Bear Stearns Asset Management, Inc. as
its Collateral Manager as a Lender
By:	/s/ Justin Driscoll
Name:	Justin Driscoll	By:	/s/ Justin Driscoll
Title:	Senior Managing Director	Name:	Justin Driscoll
		Title:	Senior Managing Director

GENERAL ELECTRIC CAPITAL CORPORATION as a Lender		GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Rebecca A. Ford	By:	/s/ Andrew Caditz
Name:	Rebecca A. Ford	Name:	Andrew Caditz
Title:	Duly Authorized Signatory	Title:	Authorized Signatory

GRAND CENTRAL ASSET TRUST, BDC SERIES as a Lender		GRAND CENTRAL ASSET TRUST, REG SERIES as a Lender

By:	/s/ Adam Jacobs	By:	/s/ Adam Jacobs
Name:	Adam Jacobs	Name:	Adam Jacobs
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact

GRAYSON CLO II 2004-1 LTD. By: Bear Stearns Asset Management, Inc.,		GULF STREAM-SEXTANT CLO 2006-I LTD
as its Collateral Manager as a Lender		By: Gulf Stream Asset Management LLC As
Collateral Manager
By:	/s/ Justin Driscoll
Name:	Justin Driscoll	GULF STREAM-RASHINBAN CLO 2006-I
Title:	Senior Managing Director	LTD
By: Gulf Stream Asset Management LLC As Collateral Manager (Sumitomo Deal)

HALBIS DISTRESSED OPPORTUNITIES		GULF STREAM-SEXTANT CLO 2007-I LTD
MASTER FUND LTD. as a Lender		By: Gulf Stream Asset Management LLC As
Collateral Manager
By:	/s/ Peter Sakon
Name:	Peter Sakon	GULF STREAM-COMPASS CLO 2007 LTD
Title:	VP	By: Gulf Stream Asset Management LLC As
Collateral Manager

JHYF 1 LOAN FUNDING LLC as a Lender		as a Lender

By:	/s/ Adam Jacobs	By:	/s/ Mark Abrahm
Name:	Adam Jacobs	Name:	Mark Abrahm
Title:	Attorney-in-Fact	Title:	Head of Trading

JPMORGAN CHASE BANK, N.A. as a		KS CAPITAL PARTNERS, L.P. as a Lender
Lender and a Domestic L/C Issuer
		By:	/s/ Jack Swain
JPMORGAN CHASE BANK, N.A.,		Name:	Jack Swain
TORONTO BRANCH as a Lender		Title:	Partner

By:	/s/ Stacey Haimes
Name:	Stacey Haimes	KS INTERNATIONAL, INC. as a Lender
Title:	Executive Director
		By:	/s/ Jack Swain
		Name:	Jack Swain
		Title:	Partner

MALIBU CBNA LOAN FUNDING LLC, for itself or as agent for MALIBU CFPI		MERRILL LYNCH CAPITAL CANADA INC. as a Lender
LOAN FUNDING LLC as a Lender
		By:	/s/ Marcelo Corna
By:	/s/ Adam Jacobs	Name:	Marcelo Corna
Name:	Adam Jacobs	Title:	Vice President
Title:	Attorney-in-Fact

MERRILL LYNCH CAPITAL SERVICES, INC. as a Lender		MIZUHO CORPORATE BANK, LTD. as a Lender

By:	/s/ Neyda Darias	By:	/s/ Leon Mo
Name:	Neyda Darias	Name:	Leon Mo
Title:	Vice President	Title:	Senior Vice President

NAVIGARE FUNDING I CLO LTD		NAVIGARE FUNDING II CLO LTD
By: Navigare Partners LLC Its collateral manager, as a Lender		By: Navigare Partners LLC, as collateral manager, as a Lender

By:	/s/ Joel G. Serebransky	By:	/s/ Joel G. Serebransky
Name:	Joel G. Serebransky	Name:	Joel G. Serebransky
Title:	Managing Director	Title:	Managing Director

NAVIGARE FUNDING III CLO LTD		NUVEEN DIVERSIFIED DIVIDEND AND
By: Navigare Partners LLC as collateral manager, as a Lender		INCOME FUND as a Lender By: Symphony Asset Management, LLC

By:	/s/ Joel G. Serebransky
Name:	Joel G. Serebransky	By:	/s/ Gunther Stein
Title:	Managing Director	Name:	Gunther Stein
		Title:	Director of Fixed Income

NUVEEN MULTI-STRATEGY INCOME AND GROWTH FUND 2 as a Lender		NUVEEN TAX ADVANTAGED TOTAL RETURN STRATEGY FUND as a Lender
By: Symphony Asset Management, LLC		By: Symphony Asset Management, LLC

By:	/s/ Gunther Stein
Name:	Gunther Stein	By:	/s/ Gunther Stein
Title:	Director of Fixed Income	Name:	Gunther Stein
		Title:	Director of Fixed Income

PPM SHADOW CREEK FUNDING LLC as a Lender		PRESIDENT & FELLOWS OF HARVARD COLLEGE
By: Regiment Capital Management, LLC its
By:	/s/ Tara E. Kenny	Investment Advisor
Name:	Tara E. Kenny	By: Regiment Capital Advisors, LP its
Title:	Assistant Vice President	Manager and pursuant to delegated authority

		By:	/s/ William J. Heffron
		Name:	William J. Heffron
		Title:	Authorized Signatory

PYRAMIS HIGH YIELD FUND, LLC, BY: PYRAMIS GLOBAL ADVISORS TRUST COMPANY, AS INVESTMENT MANAGER UNDER POWER OF ATTORNEY as a Lender		REGIMENT CAPITAL, LTD. By: Regiment Capital Advisors, L.P. its Managing Member By: Regiment Capital Advisors, LLC its General Partner

By:	/s/ Dave Censorio	By:	/s/ William J. Heffron
Name:	Dave Censorio	Name:	William J. Heffron
Title:	VP	Title:	Authorized Signatory

RIVERSOURCE LIFE INSURANCE COMPANY as a Lender		RIVERSOURCE STRATEGIC ALLOCATION SERIES, INC. —
RIVERSOURCE STRATEGIC INCOME
By:	/s/ Robin C. Stancil	ALLOCATION FUND as a Lender
Name:	Robin C. Stancil
Title:	Assistant Vice President	By:	/s/ Robin C. Stancil
		Name:	Robin C. Stancil
		Title:	Assistant Vice President

SANKATY ADVISORS, LLC, as Collateral Manager for Castle Hill I — INGOTS, Ltd., as Term Lender as a Lender		SANKATY ADVISORS, LLC, as Collateral Manager for Castle Hill III CLO. Limited, as Term Lender as a Lender

By:	/s/ Alan K. Halfenger	By:	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger	Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary	Title:	Chief Compliance Officer Assistant Secretary

SANKATY ADVISORS, LLC, as Collateral Manager for Loan Funding XI LLC, as		KATONAH III, LTD. by Sankaty Advisors LLC as Sub-Advisors as a Lender
Term Lender as a Lender
		By:	/s/ Alan K. Halfenger
By:	/s/ Alan K. Halfenger	Name:	Alan K. Halfenger
Name:	Alan K. Halfenger	Title:	Chief Compliance Officer
Title:	Chief Compliance Officer		Assistant Secretary
Assistant Secretary

KATONAH IV, LTD. by Sankaty Advisors, LLC as Sub-Advisors		SANKATY ADVISORS, LLC as Collateral Manager for Race Point CLO, Limited, as
as a Lender		Term Lender as a Lender

By:	/s/ Alan K. Halfenger	By:	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger	Name:	Alan K. Halfenger
Title:	Chief Compliance Office	Title:	Chief Compliance Officer
	Assistant Secretary		Assistant Secretary

SANKATY ADVISORS, LLC as Collateral Manager for Race Point II CLO, Limited, as Term Lender as a Lender		RACE POINT IV CLO, LTD, By: Sankaty Advisors, LLC as Collateral Manager as a Lender

By:	/s/ Alan K. Halfenger	By:	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger	Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary	Title:	Chief Compliance Officer Assistant Secretary

SERVES 2006-1, Ltd.		SILVERMINE CAPITAL MANAGEMENT,
LLC, as a Lender

By:	/s/ Chris Kappas	COMSTOCK FUNDING LTD
PPM America, Inc., as Collateral Manager		Silvermine Capital Management, LLC As
Chris Kappas		Collateral Manager
Managing Director
		By:	/s/ Aaron A. Meyer
		Name:	Aaron A. Meyer
		Title:	Principal Silvermine Capital Management, LLC

SILVERMINE CAPITAL MANAGEMENT, LLC as a Lender		SYMPHONY CLO I as a Lender By: Symphony Asset Management, LLC

CANNINGTON FUNDING LTD.		By:	/s/ Gunther Stein
Silvermine Capital Management LLC As		Name:	Gunther Stein
Investment Manager		Title:	Director of Fixed Income

By:	/s/ Aaron A. Meyer
Name:	Aaron A. Meyer
Title:	Principal Silvermine Capital Management, LLC

SYMPHONY CLO II as a Lender		SYMPHONY CLO III as a Lender
By: Symphony Asset Management, LLC		By: Symphony Asset Management, LLC

By:	/s/ Gunther Stein	By:	/s/ Gunther Stein
Name:	Gunther Stein	Name:	Gunther Stein
Title:	Director of Fixed Income	Title:	Director of Fixed Income

SYMPHONY CLO IV as a Lender		XL RE LTD
By: Symphony Asset Management, LLC		By: Regiment Capital Management LLC as
its Investment Advisor
By:	/s/ Gunther Stein	By: Regiment Capital Advisors, LP its
Name:	Gunther Stein	Manager and pursuant to delegated authority
Title:	Director of Fixed Income
		By:	/s/ William J. Heffron
		Name:	William J. Heffron
		Title:	Authorized Signatory

WACHOVIA BANK, NATIONAL ASSOCIATION as a Lender		WACHOVIA CAPITAL FINANCE CORPORATION (CANADA) as a Canadian
Revolving Lender
By:	/s/ C. Mark Hedrick
Name:	C. Mark Hedrick	By:		/s/ Raymond Eghobamien
Title:	Managing Director	Name:		Raymond Eghobamien
		Title:		Vice President
Wachovia Capital Finance Corporation (Canada)

ZOHAR III, LIMITED as a Lender By: Patriarch Partners XV, LLC, its		INDIVIDUALLY, AND SEVERALLY NOT JOINTLY as a Lender:
Collateral Manager		•		HISCOX INSURANCE COMPANY
(Bermuda) Ltd
By:	/s/ Lynn Tilton	•		HISCOX SYNDICATE 33
Name:	Lynn Tilton	•		GENERAL BOARD OF PENSION AND
Title:	Manager			HEALTH BENEFITS OF THE UNITED
METHODIST CHURCH,
INCORPORATED IN MISSOURI
		•		WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COMMON TRUST FUNDS TRUST, OPPORTUNISTIC INVESTMENT PORTFOLIO
		•		WELLINGTON TRUST COMPANY, NATIONAL ASSOCIATION MULTIPLE COLLECTIVE INVESTMENT FUNDS TRUST, OPPORTUNISTIC INVESTMENT PORTFOLIO
		By:		Wellington Management Company, LLP as Investment Adviser

		By:		/s/ John E. Bruno
			Name:	John E. Bruno
			Title:	Vice President and Counsel

SCHEDULE 1

Additional Requirements for Exchange Obligations

In addition to the requirements set forth in the definition of “Exchange Obligations”, any Exchange Obligations consisting of obligations of the type described in clause (ii) of the definition of “Exchange Obligations” (a) shall bear interest, if at all, at a fixed rate (which fixed rate may be adjustable solely as a result of the passage of time), (b) shall not contain any financial covenants and shall not contain any other covenants (other than the limitation on liens covenant), events of default or grace periods that are more restrictive or adverse to GGC and its Subsidiaries than those contained in the 2006 Senior Notes Documents, (c) shall not contain a limitation on liens covenant that is more restrictive or adverse to GGC and its Subsidiaries than Section 8.01 of the Credit Agreement (provided, that such limitation on liens covenant shall permit Liens securing Indebtedness under the First Priority Agreement (as defined in the Intercreditor Agreement) in an amount not less than the Cap Amount (as defined in the Intercreditor Agreement), (d) shall not cross default to any Event of Default under the Credit Agreement (other than any Event of Default that has resulted in the acceleration of the Indebtedness outstanding under the Credit Agreement) until the expiration of a 30 day grace period after the occurrence of such Event of Default, (e) shall result in (i) Consolidated Interest Charges calculated on a pro forma basis for the most recently ending four fiscal quarter period for which financial statements are available prior to the issuance or incurrence of such Exchange Obligations (such pro forma calculation to be made as if all Exchange Obligations, whenever issued or incurred, had been issued or incurred on the first day of such period, and adjusted only for Indebtedness incurred or extinguished as a result of the issuance or incurrence of Exchange Obligations), being less than Consolidated Interest Charges for such four fiscal quarter period (calculated without giving effect to the issuance or incurrence of any Exchange Obligations) by an amount not less than $20,000,000, and (ii) Consolidated Interest Charges calculated on a pro forma basis for the most recently ending four fiscal quarter period for which financial statements are available prior to the issuance or incurrence of such Exchange Obligations (such pro forma calculation to be made as if such Exchange Obligations had been issued or incurred on the first day of such period, and adjusted only for Indebtedness incurred or extinguished as a result of the issuance or incurrence of such Exchange Obligations), being not greater than Consolidated Interest Charges for such period, and (f) shall not exceed US$250,000,000 in aggregate principal amount (including, for the avoidance of doubt, any amounts capitalized in respect of interest payable in kind) at any time outstanding.  For purposes of the calculation contemplated under clause (e) above, (i) Consolidated Interest Charges shall include only amounts paid or payable in cash and (ii) Consolidated Interest Charges in respect of Exchange Obligations issued or incurred (to the extent such Exchange Obligations consist of Indebtedness) shall be calculated using the highest non-default contractual interest rate provided for in the documents governing the Exchange Obligations.

EXHIBIT A

FORM OF INTERCREDITOR AGREEMENT

Intercreditor Agreement (this “Agreement”) dated as of                        , 20    , among BANK OF AMERICA, N.A., as Domestic Collateral Agent (in such capacity, with its successors and assigns, the “First Priority Representative”) for the First Priority Secured Parties (as defined below),                                         , as                                        (in such capacity, with its successors and assigns, the “Second Priority Representative”) for the Second Priority Secured Parties (as defined below), GEORGIA GULF CORPORATION (the “Borrower”), and each of the other Loan Parties (as defined below) party hereto.

WHEREAS, the Borrower, the other Loan Parties, the First Priority Representative and certain financial institutions (with their respective successors and assigns, the “First Priority Lenders”) are parties to a Credit Agreement dated as of October 3, 2006 (as amended, supplemented, restated or otherwise modified from time to time, the “Existing First Priority Agreement”), pursuant to which such financial institutions have agreed to make loans and extend other financial accommodations to the Borrower; and

WHEREAS, the Borrower, the other Loan Parties, the Second Priority Representative and certain financial institutions shall become parties on the date hereof to a [describe agreement] dated as of                                  , 20     (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Existing Second Priority Agreement”); and

WHEREAS, the Borrower and the other Loan Parties have granted to the First Priority Representative security interests in the Common Collateral as security for payment and performance of the First Priority Obligations; and

WHEREAS, pursuant to the terms of the Existing First Priority Agreement the Borrower and the other Loan Parties may not grant additional security interests in the Common Collateral without the consent of the requisite number of First Priority Lenders thereunder; and

WHEREAS, the Borrower and the other Loan Parties propose to grant to the Second Priority Representative junior security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations; and

WHEREAS, the requisite number of First Priority Lenders under the Existing First Priority Agreement have agreed to permit the grant of such junior security interests on the terms and conditions of this Intercreditor Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1.  Definitions.

The following terms, as used herein, have the following meanings:

“Adequate Protection Liens” means any Liens (including, for the avoidance of doubt, any replacement Liens) granted in any Insolvency Proceeding to any Secured Party as adequate protection for the First Priority Secured Obligations or Second Priority Secured Obligations, as applicable, held by such Secured Party.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended from time to time.

“Cap Amount” means, at any time, (x) $1,110,000,000 minus (y) the amount of indebtedness of the Borrower and its subsidiaries in respect of Securitization Transactions (as defined in the Existing First Priority Agreement) outstanding at such time to the extent such indebtedness is permitted under Section 8.03(i) of the Existing First Priority Agreement plus (z) all Obligations of pursuant to Swap Contracts and Treasury Management Agreements at such time (each of the capitalized terms in this clause (z) having the meaning set forth in the Existing First Priority Agreement).

“Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.

“Comparable Second Lien Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Loan Party, as applicable.

“Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations, any demand for payment or acceleration thereof, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

“Existing First Priority Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Existing Second Priority Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.

“First Priority Agreement” means (i) the Existing First Priority Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing First Priority

Agreement or any other agreement or instrument referred to in this clause (ii) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder.  Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.

“First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation.

“First Priority Documents” means the First Priority Agreement and each First Priority Security Document.

“First Priority Lenders” has the meaning set forth in the first WHEREAS clause of this Agreement.

“First Priority Lien” means any Lien on Common Collateral securing the First Priority Obligations.

“First Priority Obligations” means all Obligations (as defined in the First Priority Agreement) and shall include, without limitation, all Post-Petition Interest; provided, that the principal amount of Obligations that shall constitute First Priority Obligations at any time shall not exceed the Cap Amount at such time.  To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Priority Obligations Payment Date” means the first date on which (i) the First Priority Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased to the satisfaction of the First Priority Representative), (ii) all commitments to extend credit under the First Priority Documents have been terminated, (iii) there are no outstanding letters of credit or similar instruments issued under the First Priority Documents (other than such as have been cash collateralized or defeased to the satisfaction of the First Priority Representative), and (iv) the First Priority Representative has delivered a written notice to the Second Priority Representative stating that the events described in clauses (i), (ii) and (iii) have occurred to the satisfaction of the First Priority Secured Parties.

“First Priority Representative” has the meaning set forth in the introductory paragraph hereof.

“First Priority Secured Parties” means the holders of the First Priority Obligations.

“First Priority Security Documents” means the “Domestic Collateral Documents” as defined in the First Priority Agreement, and any other documents that are designated under the First Priority Agreement as “First Priority Security Documents” for purposes of this Agreement.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, under any “Debtor Relief Laws” (as defined in the Existing First Priority Agreement).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan Party” means each Domestic Loan Party (as defined in the Existing First Priority Agreement).

“Mortgage” means a mortgage, deed of trust, leasehold mortgage, assignment of leases and rents, modification or any other agreement, document or instrument pursuant to which any Lien on real property is granted to secure any First Priority Obligations or Second Priority Obligations or under which rights or remedies with respect to any such Lien are governed.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Interest” means any interest, fees, expenses or other amount that accrues or would have accrued after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Second Priority Agreement” means (i) the Existing Second Priority Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Second Priority Agreement or other agreement or instrument referred to in this clause (ii).  Any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.

“Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.

“Second Priority Documents” means each Second Priority Agreement and each Second Priority Security Document.

“Second Priority Lien” means any Lien on Common Collateral securing the Second Priority Obligations.

“Second Priority Obligations” means (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Second Priority Agreement, and (ii) all fees, expenses and other amounts payable from time to time pursuant to the Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding.  To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Representative” has the meaning set forth in the introductory paragraph hereof.

“Second Priority Secured Party” means the Second Priority Representative and any holders of the Second Priority Obligations.

“Second Priority Security Documents” means all documents pursuant to which a lien is granted to secure the Second Priority Obligations.

“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“Standstill Period” has the meaning set forth in Section 3.1(b).

“Unasserted Contingent Obligations” shall mean, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (i) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Priority Obligation and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Priority Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

SECTION 2.  Lien Priorities.

2.1           Subordination of Liens.  (a) Any and all Liens now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the UCC or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b)           No First Priority Secured Party or Second Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection or enforceability of any security interest in the Common Collateral granted to the other, and no Second Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding in any proceeding (including without limitation, any Insolvency Proceeding), the priority of any security interest in the Common Collateral granted to any First Priority Secured Party.  Notwithstanding any failure by any First Priority Secured Party or Second Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority Secured Parties or the Second Priority Secured Parties, the priority and rights as between the First Priority Secured Parties and the Second Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.

2.2           Nature of First Priority Obligations.  The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that a portion of the First Priority Obligations are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof.  The Lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Priority Obligations or the Second Priority Obligations, or any portion thereof.

2.3           Agreements Regarding Actions to Perfect Liens.  (a) The First Priority Representative agrees, on behalf of itself and the other First Priority Secured Parties, that the Second Priority Representative or any other Second Priority Secured Party (or any agent or representative thereof) may enter into control agreements (any such control agreement shall prohibit the Second Priority Representative from giving instructions with respect to such account prior to the First Priority Obligations Payment Date unless consented to by the First Priority

Representative), file or record UCC-1 financing statements, Mortgages, patent, trademark or copyright filings or other filings or recordings, in each case, to create or perfect the Liens in the Common Collateral in favor of the Second Priority Secured Parties securing the Second Priority Obligations in a manner consistent with the provisions of this Agreement, provided that each such control agreement, filing or recording shall be in form satisfactory to the First Lien Representative and shall be submitted to the First Priority Representative for review prior to execution, filing or recordation.

(b)           The First Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the UCC) over Common Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of the Second Priority Representative and the other Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral.  Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents, provided that subsequent to the occurrence of the First Priority Obligations Payment Date, the First Priority Representative shall (x) deliver to the Second Priority Representative, at the Borrower’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents or (y) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided further that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

(c)           Other than as set forth in the first proviso to the second sentence of the immediately preceding clause (b), any First Priority Secured Party with physical possession of or control over Common Collateral shall not have any duty or liability to protect or preserve any rights pertaining to any of such Common Collateral and, except for gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction, each Second Priority Secured Party hereby waives and releases such Person from all claims and liabilities arising pursuant to such Person’s role as bailee with respect to such Common Collateral.

2.4           No New Liens.  So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that no Second Priority Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Second Priority Obligation which assets are not also subject to the first-priority Lien of the First Priority Representative under the First Priority Documents.  If any Second Priority Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Second Priority Obligation which assets are not also subject to the first-priority Lien of the First Priority Representative under the First Priority Documents, then the Second Priority Representative (or the relevant Second Priority Secured Party) shall, without the need for any further consent of any other Second Priority Secured Party and notwithstanding anything to the contrary in any other Second Priority Document (i) be deemed to hold and have held such lien for the benefit of the First Priority Representative as security for the First Priority Obligations and shall assign such lien to the First Priority Representative (in which case the Second Priority Representative may retain a junior lien on such assets subject to the terms hereof) or (ii) if so requested by the First Priority Representative, release such lien.

2.5           Similar Liens and Agreements.  The parties hereto agree that it is their intention that the First Priority Collateral and the Second Priority Collateral be identical.  In furtherance of the foregoing, each Second Priority Security Document shall be in all material respects in the same form as the First Priority Security Documents (other than with respect to the first priority and second priority nature of the Liens created or evidenced thereunder, the identity of the Secured Parties that are parties thereto or secured thereby and other matters contemplated by this Agreement).  Each Second Priority Security Document shall include the following language (or language to similar effect approved by the First Priority Representative):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Second Priority Representative] pursuant to this Agreement and the exercise of any right or remedy by the [Second Priority Representative] hereunder are subject to the provisions of the Intercreditor Agreement, dated as of [                          ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among [                    ],                                   , as First Priority Representative and                                             , as Second Priority Representative and certain other persons party or that may become party thereto from time to time.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

SECTION 3.  Enforcement Rights.

3.1           Exclusive Enforcement.  (a) Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, (i) the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party, but subject to the proviso set forth in Section 5.1(a) and (ii) the Second Priority Secured Parties shall have no right to take any Enforcement Action with respect to the Common Collateral except as otherwise provided in Section 3.1(b).  Upon the occurrence and during the continuance of a default or an event of default under the First Priority Documents, the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion.

(b)           Notwithstanding Section 3.1(a) but subject in all respects to Section 4.1, the Second Priority Representative may enforce any of its rights and exercise any of its remedies with respect to the Second Priority Collateral after a period of 540 days has elapsed since the date on which the Second Priority Representative has delivered to the First Priority Representative written notice of the acceleration of the indebtedness then outstanding under the

Second Priority Agreement (the “Standstill Period”); provided, however, that notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Second Priority Representative or any other Second Priority Secured Party enforce or exercise any rights or remedies with respect to any Common Collateral if the First Priority Representative or any other First Priority Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies with respect to the Common Collateral (prompt written notice thereof to be given to the Second Priority Representative by the First Priority Representative).

3.2           Standstill and Waivers.  The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that, until the First Priority Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.1(a):

(i)            they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;

(ii)           they will not oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by the First Priority Representative or any other First Priority Secured Party, any sale pursuant to Section 363 of the Bankruptcy Code that is supported by the First Priority Representative or any other First Priority Secured Party or any other Enforcement Action taken by or on behalf of the First Priority Representative or any other First Priority Secured Party;

(iii)          they have no right to (x) direct either the First Priority Representative or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (y) consent or object to the exercise by the First Priority Representative or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Collateral Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(iv)          they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against the First Priority Representative or any other First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and neither the First Priority Representative nor any other First Priority Secured Party shall be liable for, any action taken or omitted to be taken by the First Priority Representative or any other First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents;

(v)           they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Loan Party or any of its subsidiaries or affiliates under or with respect to any Second Priority Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Second Priority Collateral Document (other than filing a proof of claim in an Insolvency Proceeding) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, any Second Priority Collateral Document (other than filing a proof of claim in an Insolvency Proceeding);

(vi)          prior to the expiration of the Standstill Period, they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Common Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Second Priority Security Documents; and

(vii)         they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral.

3.3           Judgment Creditors.  In the event that any Second Priority Secured Party obtains a judgment lien in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor (it being understood that any such party may exercise its rights and remedies as an unsecured creditor against the relevant Loan Parties in accordance with applicable law, provided that such exercise of rights or remedies is not in violation of this Agreement), such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as all other Second Priority Liens (created pursuant to the Second Priority Security Documents).

3.4           Cooperation.  The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that each of them shall take such actions as the First Priority Representative shall reasonably request in connection with the exercise by the First Priority Secured Parties of their rights set forth herein.

3.5           No Additional Rights For the Borrower Hereunder.  Except as provided in Section 3.6, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Borrower shall not be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party.

3.6           Actions Upon Breach.  (a) If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against the Borrower or the

Common Collateral, the Borrower, with the prior written consent of the First Priority Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of the Borrower.

(b)           Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to the Common Collateral or this Agreement), or fail to take any action required by this Agreement, any First Priority Secured Party (in its or their own name or in the name of the Borrower) or the Borrower may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that the Borrower and/or the First Priority Secured Parties cannot demonstrate damages and/or be made whole by the awarding of damages.

SECTION 4.  Application Of Proceeds Of Common Collateral; Dispositions And Releases Of Common Collateral; Inspection and Insurance.

4.1           Application of Proceeds; Turnover Provisions.  All proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to a Insolvency Proceeding, shall be distributed as follows:  first to the First Priority Representative for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred and thereafter, to the Second Priority Representative for application in accordance with the Second Priority Documents.  Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable).  Neither the First Priority Representative nor any other First Priority Secured Party has any obligation of any nature whatsoever to the Second Priority Representative or the Second Priority Secured Parties with respect to the application of proceeds of Common Collateral other than to turn over proceeds of Common Collateral after the First Priority Obligations Payment Date, and then only to the extent that (i) such proceeds are within its control and (ii) such distribution is not contrary to law, the provisions of any First Priority Documents to which it is a party or an order of a court of competent jurisdiction (including, without limitation, a court in an Insolvency Proceeding).  Upon the turnover of such Common Collateral as contemplated by the immediately preceding sentence, the Second Priority Obligations purported to be satisfied by the payment of such Common Collateral shall be deemed by all parties hereto to be reinstated in full as though such payment had never occurred.

4.2           Releases of Second Priority Lien.  (a) Upon any release, sale or disposition of Common Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Common Collateral (including without limitation any sale or other disposition pursuant to any Enforcement Action), the Second Priority Lien on such Common Collateral (and on any proceeds of such Common Collateral not required to be paid to the First Priority Secured Parties) shall be automatically and unconditionally released with no further consent or action of any Person, provided that in connection with the repayment in full of the First Priority Obligations on the First Priority Obligations Payment Date and the release of the First Priority Liens in connection therewith, the Second Priority Liens shall be released only to the extent of the proceeds from the disposition of any portion of the Common Collateral applied to such repayment and any related taxes, transaction costs and other expenses incidental to such disposition (and such Common Collateral itself), and provided further that this provision shall not prejudice any rights that any Second Priority Secured Party shall have with respect to the Borrowers under the applicable Second Priority Documents independent of any Second Priority Lien and the related Second Priority Security Documents.

(b)           The Second Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative shall request to evidence any release of the Second Priority Lien described in paragraph (a).  The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable), provided that such power of attorney may only be exercised if the Second Priority Representative has not executed and delivered such release documents and instruments in a timely manner following a request from the First Priority Representative, and must be exercised in the First Priority Representative’s reasonable discretion, solely for the purposes of carrying out the terms of Section 4.2(a).

4.3           Inspection Rights and Insurance.  (a) Any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.

(b)           Until the First Priority Obligations Payment Date has occurred, the First Priority Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party; (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

SECTION 5.  Insolvency Proceedings.

5.1           Filing of Motions.  (a) Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Common Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the First Priority Representative (including the validity and enforceability thereof) or any other First Priority Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Second Priority Representative may file a proof of claim in a Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Priority Representative imposed hereby.

(b)           Notwithstanding the foregoing, the Second Priority Secured Parties (solely in their respective capacities as, and to the extent they would be, unsecured creditors of the Loan Parties but for the execution of the Second Priority Security Documents) shall be entitled to file pleadings, objections, motions or agreements in any Insolvency Proceeding which assert rights or interests available to unsecured creditors of the Loan Parties arising under either the Bankruptcy Code or applicable non-bankruptcy law, in each case to the extent not inconsistent with the other provisions of Section 5 of this Agreement.

5.2           Financing Matters.  (a) If any Loan Party becomes subject to any Insolvency Proceeding, and if the First Priority Representative proposes, consents to or does not object to the continued use of cash collateral that is subject to a Lien by any Loan Party during such Insolvency Proceeding, or proposes to provide financing to any Loan Party under the Bankruptcy Code or consents or does not object to the provision of such financing to any Loan Party by any third party (including, for the avoidance of doubt, any such financing that will result in the “roll-up” of all or any portion of the First Priority Obligations) (any such financing, whether provided by the First Priority Secured Parties or any third party, being referred to herein as a “DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (w) will be deemed to have consented to, will raise no objection to, and will not support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (x) shall only request or accept adequate protection in connection with the use of such cash collateral or such DIP Financing to the extent permitted by Section 5.4 below, (y) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens and any Adequate Protection Liens provided in respect thereof, (i) so long as the First Priority Liens are junior to or pari passu with the Liens securing such DIP Financing, to such DIP Financing (and, if the First Priority Liens are junior to the Liens securing such DIP Financing, such subordination shall be on the same terms and conditions as the First Priority Liens are junior to such DIP Financing), it being understood that any such subordination will not alter in any manner the terms of this Agreement, (ii) to any adequate protection, including, without limitation, Adequate Protection Liens, provided to the First

Priority Secured Parties and (iii) to any “carve-out” for professional, Chapter 7 Trustee and United States Trustee fees agreed to by the First Priority Representative or the other First Priority Secured Parties and (z) agrees that any notice of such events found to be adequate by the bankruptcy court shall be adequate notice.

(b)           Notwithstanding the foregoing, the provisions of Section 5.2(a) shall only be applicable as to the Second Priority Secured Parties with respect to any DIP Financing to the extent the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of the loans outstanding under the First Priority Agreement plus the aggregate face amount of any letters of credit issued and not reimbursed under the First Priority Agreement does not exceed $1,150,000,000.

5.3           Relief From the Automatic Stay.  Until the First Priority Obligations Payment Date, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will (a) seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in violation thereof, or support any other Person seeking such relief or taking such action, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative or (b) object to, contest, or support any other Person objecting to or contesting, any relief from the automatic stay or from any other stay in any Insolvency Proceeding requested by any First Priority Secured Party.

5.4           Adequate Protection.  (a) The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object to, contest, or support any other Person objecting to or contesting, (i) any request by the First Priority Representative or any other First Priority Secured Party for adequate protection, including, without limitation, in the form of Adequate Protection Liens, superpriority claims, pre-petition and post-petition interest, fees, expenses or other amounts under Section 506(b) or 506(c) of the Bankruptcy Code or (ii) any objection by the First Priority Representative or any other First Priority Secured Party to any motion, relief, action or proceeding based on a claim of a lack of adequate protection to the First Priority Secured Parties.

(b)           Notwithstanding anything contained in this Agreement, in any Insolvency Proceeding, the Second Priority Representative and the other Second Priority Secured Parties may seek, support, accept or retain adequate protection solely in the form of an Adequate Protection Lien on additional and/or replacement collateral, junior to the First Priority Liens and Liens securing any DIP Financing on the same basis as the other Second Priority Liens are junior to the First Priority Liens under this Agreement, if the First Priority Secured Parties are granted adequate protection that includes an Adequate Protection Lien on such additional and/or replacement collateral and superpriority claims and the First Priority Secured Parties do not object.

(c)           In the event any Second Priority Secured Party receives adequate protection in the form of Adequate Protection Liens on additional and/or replacement collateral, then the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties,

(i)            consents to the First Priority Representative having a senior Adequate Protection Lien on such additional and/or replacement collateral as security for the First Priority Obligations and agrees that any Adequate Protection Liens granted to the Second Priority Secured Parties on any additional and/or replacement collateral shall be junior to the Liens on such collateral securing the First Priority Obligations and any DIP Financing (and all obligations relating thereto) and any Adequate Protection Liens on such additional and/or replacement collateral granted to the First Priority Secured Parties, with such subordination to be on the same terms that the other Second Priority Liens are junior to such First Priority Liens under this Agreement, and

(ii)           agrees that, if the bankruptcy court does not grant the First Priority Secured Parties a senior Adequate Protection Lien on any such additional and/or replacement collateral, then the Second Priority Secured Parties shall be deemed to hold and have held their Adequate Protection Lien on such additional and/or replacement collateral for the benefit of the First Priority Secured Parties (and each such Lien so deemed to have been held shall be subject in all respects to the provisions of this Agreement, including without limitation the lien subordination provisions set forth in Section 2.1) and, until the First Priority Obligations Payment Date, any distributions in respect of such additional and/or replacement collateral received by the Second Priority Secured Parties shall be segregated and held in trust and promptly turned over to the First Priority Representative to repay the First Priority Obligations.  Upon the turnover of such distributions as contemplated by the immediately preceding sentence, the Second Priority Obligations purported to be satisfied by the payment of such distributions shall be immediately reinstated in full as though such payment had never occurred.

5.5           Avoidance Issues.  (a) If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date shall be deemed not to have occurred.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.  The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6           Asset Dispositions in an Insolvency Proceeding.  Neither the Second Priority Representative nor any other Second Priority Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any assets of any Loan Party that is supported by the First Priority Secured Parties, and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy

Code (and otherwise) to any sale supported by the First Priority Secured Parties, their Liens on such assets shall be deemed to be automatically released contemporaneously with the consummation of any such sales and they will execute and deliver such Lien release and termination documents with respect to such assets as the First Priority Representative may reasonably require.

5.7           Separate Grants of Security and Separate Classification.  Each Second Priority Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Second Priority Obligations are fundamentally different from the First Priority Obligations and must be separately classified in any plan of reorganization proposed or confirmed in an Insolvency Proceeding.  To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest (at the applicable non-default rate) before any distribution is made in respect of the claims held by the Second Priority Secured Parties, with the Second Priority Secured Parties hereby acknowledging and agreeing to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

5.8           No Waivers of Rights of First Priority Secured Parties.  Nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Documents or otherwise.

5.9           Plans of Reorganization.  No Second Priority Secured Party shall support or vote in favor of any plan of reorganization (and each shall vote and shall be deemed to have voted to reject any plan of reorganization) unless such plan (i) pays off, in cash in full on such plan’s effective date, all First Priority Obligations or (ii) is supported by the First Priority Representative.  If any such Second Priority Secured Party votes in favor of any plan or reorganization in violation of this Section 5.9, such Second Priority Secured Party irrevocably agrees that such vote shall be deemed unauthorized, void and of no force and effect and shall be designated pursuant to Section 1126(e) of the Bankruptcy Code.

5.10         Other Matters.  (a)  To the extent that the Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the

Bankruptcy Code with respect to any of the Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties not to assert any of such rights without the prior written consent of the First Priority Representative; provided that if requested by the First Priority Representative, the Second Priority Representative shall timely exercise such rights in the manner requested by the First Priority Representative, including any rights to payments in respect of such rights.

5.11         Effectiveness in Insolvency Proceedings.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.  All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding, and the rights and obligations hereunder of the First Priority Secured Parties and the Second Priority Secured Parties shall be fully enforceable as between such parties regardless of the pendency of Insolvency Proceedings or any related limitations on the enforcement of this Agreement against any Loan Party.

SECTION 6.  Second Priority Documents and First Priority Documents.

(a)           Each Loan Party and the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents inconsistent with or in violation of this Agreement or that is otherwise in violation of Section 8.12 of the First Priority Agreement.

(b)           In the event the First Priority Representative enters into any amendment, waiver, consent or forbearance in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, or from forbearing from the exercise of remedies under any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver, consent or forbearance shall apply automatically to any comparable provision of the Comparable Second Lien Security Document without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers, modifications and forbearances subject to the terms hereof); provided that (other than with respect to amendments, waivers, consents or forbearances that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Second Priority Agreements), (A) no such amendment, waiver, consent or forbearance shall have the effect of removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (B) any such amendment, waiver, consent or forbearance that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the consent of the Second Priority Representative and (C) notice of such amendment, waiver or consent shall be given by the Borrower to the Second Priority Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

SECTION 7.  Reliance; Waivers; etc.

7.1           Reliance.  The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement.  The Second Priority Representative, on behalf of it itself and the Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties.  The Second Priority Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement.  The First Priority Representative expressly waives all notices of the acceptance of and reliance by the Second Priority Representative and the Second Priority Secured Parties.

7.2           No Warranties or Liability.  The Second Priority Representative and the First Priority Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other First Priority Document or any Second Priority Document.  Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

7.3           No Waivers.  No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.

SECTION 8.  Obligations Unconditional.

8.1           First Priority Obligations Unconditional.  All rights of the First Priority Representative hereunder, and all agreements and obligations of the Second Priority Representative, the Borrower and the other Loan Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(i)            any lack of validity or enforceability of any First Priority Document;

(ii)           any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;

(iii)          prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or

(iv)          any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Priority Obligations, or of any of the Second Priority Representative, or any Loan Party, to the extent applicable, in respect of this Agreement.

8.2           Second Priority Obligations Unconditional.  Subject to compliance with the terms of this Agreement, all rights and interests of the Second Priority Representative under this Agreement, and all agreements and obligations of the First Priority Representative, the Loan Parties, to the extent applicable, hereunder, shall remain in full force and effect irrespective of:

(i)            any lack of validity or enforceability of any Second Priority Document;

(ii)           any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;

(iii)          any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof; or

(iv)          any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Second Priority Obligations, or of any of the First Priority Representative or any Loan Party, to the extent applicable, in respect of this Agreement.

SECTION 9.  Miscellaneous.

9.1           Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern.

9.2           Continuing Nature of Provisions.  This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligation Payment Date shall have occurred.  This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any other Loan Party on the faith hereof.

9.3           Amendments; Waivers.  No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative and the Second Priority Representative, and, in the case of amendments or modifications of Sections 3.5, 3.6, 9.5 or 9.6 that directly affect the rights or duties of any Loan Party, such Loan Party.

9.4           Information Concerning Financial Condition of the Borrower and the other Loan Parties.  Each of the Second Priority Representative and the First Priority Representative hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations.  The Second Priority Representative and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances.  In the event the Second Priority Representative or the First Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (1) to provide any such information to such other party or any other party on any subsequent occasion, (2) to undertake any investigation not a part of its regular business routine, or (3) to disclose any other information.

9.5           Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

9.6           Submission to Jurisdiction.  (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the any First Priority Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any First Priority Documents against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(b)           The Borrower, each other Loan Party and the Second Priority Secured Parties hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so (x) any objection they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (y) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.7           Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.  All references to any Loan Party shall include any Loan Party as debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

9.9           Headings.  Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10         Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.11         Counterparts, Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.  This Agreement shall become effective when it shall have been executed by each party hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A., as First Priority Representative for and on behalf of the First Priority Secured Parties

By:
Name:
Title:

Address for Notices:

Attention:

Telecopy No.:

With a copy to:

Attention:

Telecopy No.

,
as Second Priority Representative for and on behalf of the Second Priority Secured Parties

By:
Name:
Title:

Address for Notices:

Attention:

Telecopy No.:

With a copy to:

Attention:

Telecopy No.:
[SIGNATURE BLOCKS FOR BORROWER AND OTHER LOAN PARTIES]